Exhibit 99.1

DOMINION ENERGY, INC.

20,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

March 27, 2018

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

as Representatives for the Underwriters

listed in Schedule I hereto

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

The undersigned, Dominion Energy, Inc. (the Company) and Credit Suisse Capital LLC and Goldman Sachs & Co. LLC, each in its capacity as agent and/or affiliate (as applicable) of a Forward Purchaser (as defined below) and/or seller of Shares (as defined below) hereunder (each in such capacity, a Forward Seller and collectively, the Forward Sellers), at the request of the Company and in connection with the Forward Sale Agreements (as defined below), hereby confirm their respective agreements with you and each of the several Underwriters named in Schedule I hereto (the Underwriters), for whom you are acting as representatives (the Representatives), with respect to (a) subject to Section 9 hereof, the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 20,000,000 shares (the Borrowed Underwritten Shares) of the Company’s common stock, no par value (the Common Stock), and (b) the grant by the Company to the several Underwriters, of the option described in Section 2 hereof to purchase all or any portion of an additional 3,000,000 shares of Common Stock (the Borrowed Option Shares). Capitalized terms used herein without definition shall be used as defined in the Prospectus (as defined in Section 1A(a)).

Schedule II specifies the aggregate number of Shares, the purchase price to be paid by the Underwriters and sets forth the date, time and manner of delivery of the Shares and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 2 and 3 herein, or in the Registration Statement, Time of Sale Information or Prospectus, each such term as defined below) the terms and provisions for the purchase of such Shares.

The Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 9 hereof) are herein referred to collectively as the Underwritten Shares. The Borrowed Option Shares and the Company Top-Up Option Shares (as defined in Section 9 hereof) are herein referred to collectively as the Option Shares. The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares are herein referred to collectively as the Company Shares. The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the Borrowed Shares. The Underwritten Shares and the Option Shares are herein referred to collectively as the Shares.

As used herein, Forward Sale Agreements means the letter agreements dated the date hereof between the Company and each of Credit Suisse Capital LLC and Goldman Sachs & Co. LLC (each, a Forward Purchaser and collectively, the Forward Purchasers) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Sellers pursuant to this Agreement, and the term Additional Forward Sale Agreements has the meaning set forth in Section 2 hereof.

1A.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters, the Forward Purchasers and the Forward Sellers that:

(a)    A registration statement, No. 333-219088 on Form S-3 for the registration of the Shares under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and (ii) became effective not earlier than three years prior to the Initial Closing Date (as defined in Section 3), and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined in Section 1A(a)) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined in Section 1A(b)) and information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act (“Rule 430B Information”); “Base Prospectus” means the base prospectus included in the Registration Statement; “preliminary prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Shares that omitted the Rule 430B Information and is used prior to the filing of the Prospectus; “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Prospectus” and

“Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the Incorporated Documents). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents.

At or before 7:00 p.m. on the date hereof (the Time of Sale), the Company had prepared the following information in connection with the offering (collectively, the Time of Sale Information): the Base Prospectus dated June 30, 2017, any preliminary prospectus, the information set forth on Schedule III hereto and any Issuer Free Writing Prospectus (as defined in Section 1A(c)) listed on Schedule VII hereto. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

(b)    No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the rules, regulations and releases of the Commission under the Securities Act and the Securities Exchange Act (the Rules and Regulations); the Registration Statement, on its most recent effective date and on each Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus as of its date nor the Time of Sale Information at the Time of Sale contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; on each Closing Date, none of the Time of Sale Information, the Issuer Free Writing Prospectuses (as supplemented by and taken together with the Time of Sale Information) or the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on each Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act, and the Rules and Regulations; provided, that the foregoing representations and warranties in this Section 1A(b) shall not apply to statements in or omissions from the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives, the Forward Purchasers or the Forward Sellers for use in the Registration Statement, any Issuer Free

Writing Prospectus, the Time of Sale Information or the Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided in Section 1A(a) with respect to the Time of Sale Information, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or the Prospectus or in any amendment or supplement thereto.

(c)    Other than the Base Prospectus, any preliminary prospectus, the documents listed on Schedule VII, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares, unless such written communication is approved in writing in advance by the Representatives. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an Issuer Free Writing Prospectus), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act.

(d)    If, at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company (i) has promptly notified or will promptly notify the Representatives of such conflict and, (ii) at its expense, has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, that the foregoing representations and warranties in this Section 1A(d) shall not apply to conflicts arising from statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon information furnished herein or in writing to the Company by the Representatives for use in such Issuer Free Writing Prospectus.

(e)    Except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(f)    Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(g)    Dominion Energy Gas Holdings, LLC, Dominion Energy Midstream Partners, LP, Dominion Energy Transmission, Inc., Dominion Generation, Inc. and Virginia Electric and Power Company are the Company’s only Significant Subsidiaries as such term is defined in Rule 1-02 of Regulation S-X (each of the foregoing entities, a Significant Subsidiary and, collectively, the Significant Subsidiaries). All of the issued and outstanding capital stock of each such Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable, and the capital stock of each such Significant Subsidiary that is a corporation is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. With respect to the Significant Subsidiary that is a limited liability company, the membership interests of such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. With respect to the Significant Subsidiary that is a limited partnership, the general partnership interests of such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(h)    The execution, delivery and performance of this Agreement, the Forward Sale Agreements and each Additional Forward Sale Agreement, if any, the consummation of the transactions contemplated in this Agreement, the Forward Sale Agreements and each Additional Forward Sale Agreement, if any, and in the Registration Statement (including the issuance and sale of the Company Shares, if any, and the use of the proceeds from the sale of the Company Shares, if any, as described in the Prospectus under the caption “Use of Proceeds”, and the issuance, sale and delivery of any shares of Common Stock pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements upon settlement thereof) and compliance by the Company with its obligations under this Agreement, the Forward Sale Agreements and each Additional Forward Sale Agreement, if any, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Company Shares, if any, as contemplated by this Agreement.

(i)    The Company is not, and after giving effect to (i) the offering and sale of the Company Shares, if any, and the application of the proceeds from the sale of the Company Shares, if any, and (ii) the issuance, sale and delivery of any Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements and the application of the proceeds therefrom, if any, upon such settlement, in each case, as described in the Time of Sale Information or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

(j)    The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering of Shares pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Initial Closing Date.

(k)    The Company Shares, if any, have been duly authorized and reserved for issuance; and when issued, delivered and paid for in accordance with this Agreement, such Company Shares will be validly issued, fully paid and nonassessable; and the issuance of such Company Shares will not be subject to any preemptive or similar rights. The Shares will conform in all material respects to the description thereof contained in the Time of Sale Information and in the Prospectus. A number of shares of Common Stock equal to the aggregate Capped Number (as such term is defined in the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be) have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements. When issued and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or any Additional Forward Sale Agreements, as applicable, the shares of Common Stock issued and delivered upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be, will be validly issued, fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or similar rights.

(l)    The Shares (other than the Company Shares) are and, upon issuance, the Company Shares, if any, will be, listed on the New York Stock Exchange (the NYSE).

(m)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC) or the U.S. Department of State; and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

1B.    Representations and Warranties of the Forward Sellers. Each Forward Seller represents and warrants to, and agrees with, each Underwriter and the Company that:

(a)    This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at each Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be, that it is required to sell, transfer and deliver to the extent that it is required to transfer such Borrowed Shares hereunder.

(b)    The Forward Sale Agreement to which it (as Forward Purchaser) or its affiliated Forward Purchaser is a party has been, and the Additional Forward Sale Agreement, if any, to which it (as Forward Purchaser) or its affiliated Forward Purchaser will be a party, will be, duly authorized, executed and delivered by such Forward Purchaser and constitutes or will constitute, as applicable, a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)    Such Forward Seller will, at the relevant Closing Date, have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that it is required to deliver to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming no Underwriter has any notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

1C.    Representations and Warranties of the Underwriters. Each Underwriter represents and warrants to, and agrees with, the Company and the Forward Sellers that:

(a)    It has not made and will not make, unless approved in writing in advance by the Company, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act and referred to herein as a Free Writing Prospectus) that would be required to be filed with the Commission under Rule 433 under the Securities Act. Notwithstanding the foregoing, it may use a free writing prospectus that is an Issuer Free Writing Prospectus listed on Schedule VII.

(b)    It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(c)     It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it during the period of time after the first date of the public offering of the Shares that a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by an Underwriter or dealer (the Prospectus Delivery Period)). Whether the Prospectus Delivery Period is ongoing for purposes of this Section 1B(c) shall be determined by the opinion of Troutman Sanders LLP.

(d)    It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Shares as part of their initial offering outside the United States except in or from those jurisdictions set forth on Schedule VIII hereto, in accordance with the restrictions and the applicable securities laws and regulations thereunder as set forth in the Underwriting section of the Prospectus Supplement under the caption “Selling Restrictions.”

2.    Purchase and Public Offering.

(a)    On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, with respect to any Borrowed Underwritten Shares, each Forward Seller agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from such Forward Seller, at a purchase price of $67.3258 per Share, the number of Borrowed Underwritten Shares equal to the number of Shares set forth opposite the name of each Underwriter in the first table on Schedule I hereto in the column pertaining to such Forward Seller.

(b)    On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, with respect to any Company Top-Up Underwritten Shares, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $67.3258 per Share, a number of Company Top-Up Underwritten Shares, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Shares as the number of Shares set forth opposite the name of such Underwriter in the first table on Schedule I hereto bears to the total number of Shares on such table (subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make).

(c)    The Company hereby grants to the Underwriters the right to purchase at their election up to 3,000,000 Option Shares at the purchase price per Share set forth in the paragraph above. Any such election to purchase Option Shares may be exercised in whole or in part at one time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Initial Closing Date (as defined in Section 3 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. The Company shall, within one business day after such notice is given, execute and deliver to each of the Forward Sellers an additional letter agreement substantially in the form attached hereto as Schedule IX between the Company and such

Forward Purchasers (the Additional Forward Sale Agreements) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock that bears the same proportion to the total number of Option Shares as the number of Shares set forth opposite its name or the name of its affiliate in the second table on Schedule I hereto bears to the total number of Shares on that table (subject, however, to such adjustments to eliminate any fractional Shares as the Forward Sellers in their sole discretion shall make). Upon the Company’s execution and delivery to the Forward Sellers of such Additional Forward Sale Agreements, the Forward Purchasers shall promptly execute and deliver such Additional Forward Sale Agreements to the Company. Upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, with respect to any Borrowed Option Shares, each Forward Seller, severally and not jointly, hereby agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Forward Seller, at a purchase price per share of $67.3258, a number of Borrowed Option Shares that bears the same proportion to the total number of Borrowed Option Shares as the number of Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Shares on such table (subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make).

(d)    On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, with respect to any Company Top-Up Option Shares, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $67.3258 per Share, a number of Company Top-Up Option Shares that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Shares set forth opposite the name of each Underwriter in the first table on Schedule I hereto (subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make).

(e)    If (i) any of the representations and warranties of the Company contained in Section 1A hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Initial Closing Date as if made as of the Initial Closing Date, (ii) the Company has not performed in all material respects all of the obligations required to be performed by it under this Agreement on or prior to the Initial Closing Date, (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Initial Closing Date, (iv) this Agreement shall have been terminated on or prior to the Initial Closing Date, or (v) the Company has not delivered to the Forward Purchasers an opinion of counsel pursuant to Section 3(g) of the Forward Sale Agreements, on or prior to the Initial Closing Date (clauses (i) through (v), together, the Conditions), then each Forward Seller, in its sole discretion, may elect not to borrow and deliver the Borrowed Underwritten Shares otherwise deliverable by the Forward Seller for sale to the Underwriters on the Initial Closing Date. In addition, in the event that, in a Forward Purchaser’s commercially reasonable judgment, (A) it (as Forward Seller) or its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares deliverable by such Forward Seller, or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Initial Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(f)    If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(c) hereof, and (i) any of the representations and warranties of the Company contained in Section 1A hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the Option Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the Option Closing Date, (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Option Closing Date, (iv) this Agreement shall have been terminated on or prior to the Option Closing Date, or (v) the Company has not delivered to such Forward Purchaser an opinion of counsel pursuant to Section 3(g) of the relevant Additional Forward Sale Agreement, on or prior to the Option Closing Date (clauses (i) through (v), together, the Additional Conditions), then such Forward Seller, in its sole discretion, may elect not to borrow and deliver the Borrowed Option Shares otherwise deliverable by such Forward Seller for sale to the Underwriters on the Option Closing Date. In addition, in the event that, in a Forward Purchaser’s commercially reasonable judgment, (A) it (as Forward Seller) or its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares otherwise deliverable by such Forward Seller, or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Option Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(g)    If (i) a Forward Seller elects, pursuant to Section 2(e) hereof, not to borrow and deliver for sale to the Underwriters on the Initial Closing Date the total number of Borrowed Underwritten Shares otherwise deliverable by such Forward Seller, or (ii) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(c) hereof and it (as Forward Seller) or its affiliated Forward Seller elects, pursuant to Section 2(f) hereof, not to borrow and deliver for sale to the Underwriters on the Option Closing Date the total number of Borrowed Option Shares for the Option Time of Delivery otherwise deliverable by such Forward Seller, in either case, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Initial Closing Date or the Option Closing Date, as the case may be.

(h)    The Underwriters propose to offer the Shares for sale upon the terms and conditions to be set forth in the Prospectus. It is understood that after such initial offering the Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

3.    Time and Place of Closing. Delivery of the certificate(s) for (i) the Underwritten Shares and payment therefor by the Representatives shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Forward Sellers, the Representatives and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof (the Initial Closing Date) and (ii) the Option Shares shall be made at such time, place and date as specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares, and subject to the provisions of Section 10 hereof (if not the Initial Closing Date, the Option Closing Date). Each such time and date for delivery shall be referred to herein as a Closing Date. On each Closing Date, the Forward Sellers (with respect to any Borrowed Shares) and the Company (with respect to any Company Shares), through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Shares to the Representatives against payment of the purchase price by wire transfer of same day funds to a bank account designated by the Forward Sellers (in the case of the Borrowed Shares) and the Company (with respect to any Company Shares). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Shares shall be registered in the name of Cede & Co., as nominee for DTC.

4.    Covenants of the Company. The Company agrees that:

(a)    The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the Prospectus and within the Prospectus Delivery Period. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act and, in any event, prior to the Initial Closing Date.

(b)    If the Forward Sellers or the Representatives so request, the Company, on or prior to the Initial Closing Date, will deliver to the Forward Sellers or the Representatives, as applicable, conformed copies of the Registration Statement as originally filed, including all exhibits, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Forward Sellers or the Representatives, as applicable. The Forward Sellers and the Representatives will be deemed to have made such a request for copies for the Forward Sellers, the Representatives, Troutman Sanders LLP, counsel to the Underwriters, and Davis Polk & Wardwell LLP, counsel to the Forward Sellers, with respect to any such documents that are not electronically available through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) filing system or any successor thereto.

(c)    The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance and delivery of the Shares, (iii) the printing and delivery (by first class mail) to the Underwriters, in reasonable quantities, of copies of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended) and (iv) the reasonable costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the offering of the Shares. In addition, the Company will pay the reasonable out-of-pocket fees and disbursements of Troutman Sanders LLP, counsel to the Underwriters, and Davis Polk & Wardwell LLP, counsel to the Forward Purchasers and Forward Sellers, in connection with the qualification of the Shares under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

(d)    If, during the time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which (i) the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) it is necessary at any time to amend the Prospectus or any Issuer Free Writing Prospectus to comply with the Securities Act, the Company promptly will (y) notify the Forward Sellers and the Underwriters though the Representatives to suspend solicitation of purchases of the Shares and, (z) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Forward Sellers, the Representatives, Troutman Sanders LLP and Davis Polk & Wardwell LLP. Any such documents or amendments which are electronically available through EDGAR shall be deemed to have been furnished by the Company to the Forward Sellers, the Representatives, Troutman Sanders LLP and Davis Polk & Wardwell LLP.

(e)    The Company will advise the Forward Sellers and the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Forward Sellers and the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Forward Sellers and the Representatives promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued.

(f)    The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(g)    The Company will furnish such information as may be lawfully required for, and otherwise cooperate in, qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(h)    Fees and disbursements of Troutman Sanders LLP, who is acting as counsel for the Underwriters, and Davis Polk & Wardwell LLP who is acting as counsel for the Forward Purchasers and Forward Sellers (exclusive of fees and disbursements of Troutman Sanders LLP and Davis Polk & Wardwell LLP which are to be paid as set forth in Section 4(c)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 5 or 6 hereof, the Company shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

(i)    The Company shall not, and it shall prior to the Initial Closing Date obtain from its executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) (the Executive Officers) and its directors their agreement not to, directly or indirectly, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (collectively, Common Securities), or file any Registration Statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock or of Common Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such Common Securities, in cash or otherwise, for a period of 60 days from the date hereof without your prior written consent other than (A) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (B) up to an aggregate of 400,000 shares of Common Stock by any Executive Officers or directors in transactions occurring no earlier than 10 days after the date hereof; (C) any shares of Common Stock issued, or options to purchase such shares granted (or the filing of any registration statement relating to such shares or options) in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan or the sale of shares of Common Stock, including through the exercise of stock options, by any Executive Officer or director under a Rule 10b5-1 plan that was in effect prior to the date of this Agreement; (D) the entry by any Executive Officer or director into a new Rule 10b5-1 plan, provided that no sales or other distributions pursuant to a new 10b5-1 plan may occur until the expiration of the 60 day period; (E) the sale or surrender to the Company by any of its Executive Officers or directors of any options or Common Stock underlying options or any restricted stock in order to pay the exercise price or taxes associated with the exercise of options or vesting of restricted stock; (F) any issuance by the Company of Common Stock in connection with acquisitions that close more than 60 days after the date hereof or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 4(i); (G) any issuance and sale by the Company of Common Stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a 2016 Series A Corporate Unit or 2016 Series A Treasury Unit, as applicable, by the holder thereof; (H) transfers by any person, other than the Company, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by the restrictions of this Section 4(i) and no filing by any party (transferor or transferee) under the Securities Exchange Act or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution; (I) with respect to any action taken by an Executive Officer or director of the Company that is necessary or appropriate in order to effectuate any transaction by the Company that is permitted under this Agreement; and (J) the Company Shares to be sold hereunder, if any, and any shares of Common Stock issued and delivered pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements.

(j)    The Company will use all commercially reasonable efforts to maintain the listing of the Shares on the NYSE. Additionally, the Company will use its reasonable best efforts to list on the NYSE, upon issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the shares of Common Stock (if any) to be issued to the Forward Purchasers pursuant to the Forward Sale Agreements and the Additional Forward Sale Agreements, if any (whether pursuant to Physical Settlement, Net Share Settlement (as such terms are defined in the Forward Sale Agreements or the Additional Forward Sale Agreements, as applicable), the “Early Valuation” provisions of the Forward Sale Agreements or the Additional Forward Sale Agreements, as applicable, or otherwise).

5.    Conditions of Underwriters’ Obligations; Termination by the Underwriters.

(a)    The obligations of the Underwriters to purchase and pay for the Underwritten Shares on the Initial Closing Date or the Option Shares on the Option Closing Date and the obligations of the Forward Sellers to deliver and sell the Borrowed Underwritten Shares on the Initial Closing Date or the Borrowed Option Shares on the Option Closing Date, as the case may be, shall be subject to the following conditions:

(i)    No stop order suspending the effectiveness of the Registration Statement shall be in effect on each Closing Date and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission on such date. The Forward Purchasers, the Forward Sellers and the Representatives shall have received a certificate dated each Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii)    The Forward Purchasers, the Forward Sellers and the Representatives shall receive, on each Closing Date, the opinions of Troutman Sanders LLP, counsel to the Underwriters, McGuireWoods LLP, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules IV, V and VI, respectively.

(iii)    The Forward Sellers and the Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on each Closing Date letters addressed to the Forward Purchasers, the Forward Sellers and the Representatives containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Information or the Prospectus, including any pro forma financial information.

(iv)    Subsequent to the execution of this Agreement and prior to each Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of amendments or supplements after the date hereof), and except for transactions permitted under Section 4(i) hereof, there shall not have occurred (1) any change in the Common Stock or the long-term debt of the Company (other than a decrease in the aggregate principal amount of such debt outstanding or issuances of commercial paper in the ordinary course of business), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, and (B) there shall not have occurred (1) any general suspension of trading in securities on the NYSE or any limitation on prices for such trading or any restrictions on the distribution of securities established by the NYSE or by the Commission or by any federal or state agency or by the decision of any court that shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, (2) a suspension of trading of any securities of the Company on the NYSE, (3) a banking moratorium declared either by federal or New York State authorities or (4) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(v)    On each Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on each Closing Date, the Forward Purchasers, the Forward Sellers and the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vi)    All legal proceedings to be taken in connection with the issuance and sale of the Shares shall have been satisfactory in form and substance to Troutman Sanders LLP and Davis Polk & Wardwell LLP.

(vii)    The Company Shares, if any, to be delivered on each Closing Date and the shares of Common Stock, if any, deliverable to the Forward Purchasers pursuant to the Forward Sale Agreements and the Additional Forward Sale Agreements, if any (whether pursuant to Physical Settlement, Net Share Settlement (as such terms are defined in the Forward Sale Agreements or the Additional Forward Sale Agreements, as applicable) or the “Early Valuation” provisions of the Forward Sale Agreements or the Additional Forward Sale Agreements, as applicable, or otherwise), in each case, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(b)    In case any of the conditions specified above in Section 5(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 4(c), 4(h), 5(c) and 7 hereof.

(c)    If this Agreement shall be terminated by the Representatives pursuant to Section 5(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 4(h)) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 4(c) and 7.

6.    Conditions of the Obligation of the Company. The obligation of the Company to deliver the Company Shares shall be subject to the conditions set forth in the first sentence of Section 5(a)(i). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 4(c), 4(h), 7 and 10 hereof.

7.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, Forward Purchaser and Forward Seller, their respective directors and officers, any broker-dealer affiliate of any Underwriter involved in the distribution of Shares and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter, Forward Purchaser, Forward Seller, director, officer, broker-dealer affiliate and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus (if and when used on or prior to the date hereof), the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, or in any such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter though the Representatives, the Forward Purchasers or the Forward Sellers for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, in any preliminary prospectus or in the Time of Sale Information. The indemnity agreement of the Company contained in this Section 7(a) and the representations and warranties of the Company contained in Section 1 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Forward Purchasers, the Forward Sellers or any such director, officer, broker-dealer affiliate or controlling person, and shall survive the delivery of the Shares.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any preliminary prospectus (if and when used prior to the date hereof), or the Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by the Underwriters for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any preliminary prospectus or the Time of Sale Information. The indemnity agreement of the respective Underwriters contained in this Section 7(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the delivery of the Shares.

(c)    Each Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, each Underwriter, each of the directors and officers of each Underwriter, any broker-dealer affiliates of any Underwriter involved in the distribution of Shares and each person who controls the Company or any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any preliminary prospectus (if and when used prior to the date hereof), or the Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by such Forward Seller or its affiliated Forward Purchaser for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any preliminary prospectus or the Time of Sale Information. The indemnity agreement of the respective Forward Sellers contained in this Section 7(c) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the delivery of the Shares.

(d)    The Company and each Underwriter, Forward Purchaser and Forward Seller agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against any Underwriter, Forward Purchaser or Forward Seller or any of its directors, officers, broker-dealer affiliates or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 7(a), 7(b) or 7(c), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)    If the indemnification provided for in Section 7(a), 7(b) or 7(c) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, the Forward Purchasers and the Forward Sellers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters, the Forward Purchasers and the Forward Sellers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.    Termination. If any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Shares, then the other Underwriters shall be obligated severally in the proportions which the principal amount of the Shares set forth opposite their respective names in the first table on Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Shares and the aggregate principal amount of the Shares with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Shares and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Sections 4(h) and 7) or of the Company (except as provided in Sections 4(c) and 7). In any such case not involving a termination, either the Representatives or the Company shall have the right to postpone a Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Issuance and Sale by the Company.

(a)    In the event that (i) all the Conditions are not satisfied on or prior to the Initial Closing Date or, in respect of the Additional Forward Sale Agreements, if any, entered into pursuant to Section 2(c) hereof, all the Additional Conditions are not satisfied on the Option Closing Date, if any, as the case may be, and a Forward Seller elects, pursuant to Section 2(e) or Section 2(f) hereof, as the case may be, not to deliver Borrowed Underwritten Shares or Borrowed Option Shares otherwise deliverable by such Forward Seller, as applicable, (ii) in a Forward Purchaser’s commercially reasonable judgment, it (as Forward Seller) or its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, to be otherwise borrowed and delivered for sale by such Forward Seller under this Agreement or (iii) in a Forward Purchaser’s commercially reasonable judgment, it (as Forward Seller) or its affiliated Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, an aggregate number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Initial Closing Date or the Option Closing Date, as the case may be, for a period not exceeding two business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 9(a) in lieu of Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 9(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)    Neither of the Forward Purchasers and neither of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that a Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Initial Closing Date, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the Option Closing Date, in the case of Borrowed Option Shares, and such Forward Seller elects, pursuant to Section 2(e) or Section 2(f) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares otherwise deliverable by such Forward Seller, as applicable, (ii) in a Forward Purchaser’s commercially reasonable judgment, it (as Forward Seller) or its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement on the Initial Closing Date or the Option Closing Date, as the case may be, a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares otherwise deliverable by such Forward Seller, as applicable, to be borrowed and delivered for sale by such Forward Seller under this Agreement or (iii) in a Forward Purchaser’s commercially reasonable judgment, it (as Forward Seller) or its affiliated Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so.

10.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Forward Purchasers, the Forward Sellers or the Company or any of their directors, officers, broker-dealer affiliates or controlling persons, and shall survive delivery of the Shares.

11.    Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters, the Forward Purchasers, the Forward Sellers and, with respect to the provisions of Section 7 hereof, each controlling person, officer and director of the Company and each controlling person, officer, director and broker-dealer affiliate involved in the distribution of Shares of the Underwriters, the Forward Purchasers and the Forward Sellers referred to in Section 7, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Shares from the Underwriters. The Company, the Underwriters, the Forward Purchasers and the Forward Sellers each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company, the Underwriters, the Forward Purchasers and the Forward Sellers each have an arm’s length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that each Underwriter acknowledges that it owes a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act.

11.    Notices. All communications hereunder shall be in writing and, if to the Underwriters, the Forward Purchasers or the Forward Sellers, shall be mailed, faxed or delivered to the applicable addresses set forth on Schedule II hereto, and, if to the Company, shall be mailed, faxed or delivered to it, attention of Senior Vice President – Mergers & Acquisitions and Treasurer, Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

[remainder of this page left blank intentionally]

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company, the Representatives and the Forward Sellers in accordance with its terms.

DOMINION ENERGY, INC.

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

The foregoing agreement is hereby confirmed and accepted, as of the date first above written.

GOLDMAN SACHS & CO. LLC acting in its capacity as Forward Seller

By:	/s/ Jonathan Armstrong
Authorized Signatory
Name:	Jonathan Armstrong
Title:	Managing Director

CREDIT SUISSE CAPITAL LLC acting in its capacity as Forward Seller

By:	/s/ Barry Dixon
Authorized Signatory
Name:	Barry Dixon
Title:	Director

By:	/s/ Steven J. Reis
Authorized Signatory
Name:	Steven J. Reis
Title:	Director

GOLDMAN SACHS & CO. LLC

acting in its capacity as Forward Purchaser, solely as the

recipient and/or beneficiary of certain representations,

warranties, agreements and indemnities set forth herein

By:	/s/ Jonathan Armstrong
Authorized Signatory
Name:	Jonathan Armstrong
Title:	Managing Director

CREDIT SUISSE CAPITAL LLC acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, agreements and indemnities set forth herein

By:	/s/ Barry Dixon

Authorized Signatory
Name:	Barry Dixon
Title:	Director

By:	/s/ Steven J. Reis

Authorized Signatory
Name:	Steven J. Reis
Title:	Director

GOLDMAN SACHS & CO. LLC acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Adam Greene

Authorized Signatory
Name:	Adam Greene
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ D. Edgar Craig

Authorized Signatory
Name:	D. Edgar Craig
Title:	Vice Chairman

SCHEDULE I

Underwriters

Underwriter	Total Number of Shares to be Purchased from Credit Suisse Capital LLC	Total Number of Shares to be Purchased from Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC	2,500,000	2,500,000
Goldman Sachs & Co. LLC	2,500,000	2,500,000
Barclays Capital Inc.	1,666,667	1,666,667
Citigroup Global Markets Inc.	1,666,667	1,666,667
J.P. Morgan Securities LLC	1,666,666	1,666,666

Total	10,000,000	10,000,000

Forward Sellers

Forward Seller	Total Number of Shares to be Sold
Credit Suisse Capital LLC	10,000,000
Goldman Sachs & Co. LLC	10,000,000

Total	20,000,000

1

SCHEDULE II

Aggregate Number of Shares:	20,000,000 (plus 3,000,000 Option Shares)

Offering Price:	The price paid by each initial purchaser of the Shares.

Initial Closing Date:	April 2, 2018, 10:00 A.M.

Closing Location:	McGuireWoods LLP
Gateway Plaza
800 East Canal Street
Richmond, Virginia 23219

The Shares will be available for inspection by the Representatives at:	McGuireWoods LLP
Gateway Plaza
800 East Canal Street
Richmond, Virginia 23219

Addresses for Notices to the Forward Purchasers:

Credit Suisse Capital LLC

Eleven Madison Avenue

New York, New York 10010-3629

Facsimile: (212) 325-4296

Attention: IBCM-Legal

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Addresses for Notices to the Forward Sellers:

Credit Suisse Capital LLC

Eleven Madison Avenue

New York, New York 10010-3629

Facsimile: (212) 325-4296

Attention: IBCM-Legal

II-1

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Addresses for Notices to the Underwriters:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Facsimile: (212) 325-4296

Attention: IBCM-Legal

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Liability Management Desk – 3rd floor

Facsimile: (212) 834-6070

With a copy of any notice pursuant to Section 7(c) also sent to:

Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
Attention: David I. Meyers
Telephone: (804) 697-1239
Facsimile: (804) 698-5176

II-2

SCHEDULE III

PRICING RELATED INFORMATION

Offering Price:	The price paid by each initial purchaser of the Shares.

Settlement Date:	April 2, 2018, 10:00 A.M.

IV-1

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

April 2, 2018

DOMINION ENERGY, INC.

20,000,000 Shares of Common Stock

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

We have acted as your counsel in connection with the underwriting agreement dated March 27, 2018 (the Underwriting Agreement) among Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives for the Underwriters, the Forward Sellers, the Forward Purchasers and Dominion Energy, Inc. (the Company) relating to the offer and sale of up to 20,000,000 shares of its common stock (the Shares).

This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at which the Company satisfied the conditions contained in Section 5 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1.    The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Time of Sale Information and the Prospectus.

2.    No approval or consent by any public regulatory body is legally required in connection with the sale of the Shares as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Shares in such states) and the carrying out of the provisions of the Underwriting Agreement, the Forward Sale Agreements and the Additional Forward Sale Agreements, if any.

3.    The Underwriting Agreement and the Forward Sale Agreements have been, and each Additional Sale Agreement, if any, will be, duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4.    The Company Shares, if any, to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

5.    The Registration Statement (Reg. No. 333-219088) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Initial Closing Date, and the Prospectus may lawfully be used for purposes specified in the Securities Act in connection with the offer for sale and the sale of Shares in the manner therein specified.

6.    The Registration Statement, any preliminary prospectus and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

7.     We are of the opinion that the statements relating to the Shares contained in the Prospectus under “Description of our Capital Stock”, insofar as they summarize provisions of the Shares, are substantially accurate and fair.

*            *             *            *            *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph seven in regard to the statements described in such numbered paragraph seven. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Time of Sale Information, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information contained at the Time of Sale, or the Prospectus contained on its date or the date it was supplemented or amended, or that the Prospectus contains on the date hereof, any untrue statement of a material fact or omitted (or, with respect to the Prospectus, now omits) to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference, any pro forma financial information and notes thereto, included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief).

In rendering the opinions set forth in paragraphs one through seven above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

TROUTMAN SANDERS LLP

SCHEDULE V

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

April 2, 2018

DOMINION ENERGY, INC.

20,000,000 Shares of Common Stock

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

We have acted as counsel to Dominion Energy, Inc., a Virginia corporation (the Company), in connection with the underwriting agreement dated March 27, 2018 (the Underwriting Agreement) among the Company and Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives for the Underwriters, the Forward Sellers, the Forward Purchasers and the Company relating to the offer and sale of up to 20,000,000 shares of its common stock (the Shares). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations, have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the Forward Sale Agreements or the Additional Forward Sales Agreements, if any, or for the offering, issuance, sale or delivery of the Shares as contemplated by the Underwriting Agreement.

2.    The Underwriting Agreement and the Forward Sale Agreements have been, and each Additional Forward Sale Agreement, if any, will be duly authorized, executed and delivered by the Company.

3.    The Company Shares, if any, to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

4.    The Registration Statement (Reg. No. 333-219088) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Initial Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Shares in the manner therein specified.

5.    The Registration Statement, any preliminary prospectus and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

6.    We are of the opinion that the statements relating to the Shares contained in the Prospectus under “Description of our Capital Stock” are substantially accurate and fair.

**********

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in

Section 5 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph five in regard to the statements described in such paragraph five. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information contained at the Time of Sale, the Prospectus contained as of its date, or that the Prospectus contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial information, contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus). The foregoing assurance is provided on the basis that, except as otherwise provided in Section 1A(a) of the Underwriting Agreement with respect to the Time of Sale Information, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Time of Sale Information or the Prospectus.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

MCGUIREWOODS LLP

SCHEDULE VI

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

DOMINION ENERGY, INC.

120 Tredegar Street

Richmond, Virginia 23219

April 2, 2018

DOMINION ENERGY, INC.

20,000,000 Shares of Common Stock

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

The arrangements for the offer and sale of up to 20,000,000 shares of Common Stock (the Shares), of Dominion Energy, Inc. (the Company), pursuant to an Underwriting Agreement dated March 27, 2018, by and among the Company, the Forward Sellers, the Forward Purchasers and you, as representatives for the Underwriters (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Shares, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Shares. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

On this basis I am of the opinion that:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Forward Sale Agreements and the Additional Forward Sale Agreements, if any; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2.     Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the respective laws of the jurisdiction of its organization, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3.    There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Time of Sale Information or the Prospectus and proceedings which I believe are not likely to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement, the Forward Sale Agreements and the Additional Forward Sale Agreements, if any, or to consummate the transactions contemplated thereby or by the Time of Sale Information or the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

GENERAL COUNSEL

SCHEDULE VII

ISSUER FREE WRITING PROSPECTUSES

1.	None.

VII-1

SCHEDULE VIII

OFFERING RESTRICTIONS

Canada

European Economic Area

Hong Kong

Japan

Singapore

United Kingdom

VIII-1

SCHEDULE IX

FORM OF ADDITIONAL FORWARD SALE AGREEMENT

[GOLDMAN SACHS & CO. LLC | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL: (212) 902-1000

Opening Transaction]

To:	Dominion Energy, Inc. 120 Tredegar Street Richmond, Virginia 23219

A/C:	[Insert Account Number]

From:	[Goldman Sachs & Co. LLC] [Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010]

Re:	Issuer Share Forward Sale Transaction

Ref. No:	[Insert Reference Number]

Date:	[Insert Trade Date]

Dear Sir(s):

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [Goldman Sachs & Co. LLC][Credit Suisse Capital LLC] (“Dealer”)[, with Credit Suisse Securities (USA) LLC (“Agent”), as agent,] and Dominion Energy, Inc. (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.    This Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, the Transaction will be deemed to be a Share Forward Transaction.

This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “first” and (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to each of Dealer and Counterparty, with a “Threshold Amount” in respect of Dealer of 3% of stockholder’s equity of Dealer’s ultimate parent as of the date hereof and a “Threshold Amount” in respect of Counterparty of USD200 million; provided that (x) “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (y) (A) the words “, or becoming capable at such time of being declared,” shall be deleted from such Section 5(a)(vi) and (B) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsections (1) and (2) hereof shall not constitute an Event of Default if (i) such default was caused solely by error or omission of an administrative or operational nature; (ii) in the case of subsection (1), such default was cured within two Local Business Days of such party’s receipt of written notice of such default; and (iii) in the case of subsection (2), funds were available to enable the party to make the payment when due and the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”). All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below. This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates, including [The Goldman Sachs Group, Inc. (collectively, “Goldman Sachs”)][Credit Suisse AG (collectively, “Credit Suisse”)], and Counterparty or any confirmation or other agreement between [Goldman Sachs][Credit Suisse] and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between [Goldman Sachs][Credit Suisse] and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which [Goldman Sachs][Credit Suisse] and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; and (iii) the Agreement.

2.    The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 2(c) of the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.] (the “Scheduled Effective Date”), or such later date on which the conditions set forth in Section 3 of this Confirmation shall have been satisfied.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	December 31, 2018 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, no par value per Share, of Counterparty (Ticker: “D”)

Number of Shares:	Initially, (x) if no Initial Hedging Disruption (as defined below) occurs, [Insert the number of “Borrowed Option Shares” (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 2(c) of the Underwriting Agreement.] Shares (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined below), in each case, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

2

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	On the Effective Date, USD[Insert the purchase price for the Borrowed Option Shares under Section 2(c) of the Underwriting Agreement or, if the record date for a dividend occurs between the Effective Date of the Base Confirmation and the Effective Date hereunder and such purchase price has not been reduced by the amount of such dividend, insert such purchase price minus the amount of such dividend], and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date on or after the Effective Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, the USD-Federal Funds Rate minus the Spread.

Spread:	0.75%.

USD-Federal Funds Rate:	For any day, the rate set forth for the Currency Business Day immediately preceding such day opposite the caption “Federal funds”, as such rate is displayed on the page “FEDL01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Forward Price Reduction Dates:	As set forth on Annex B.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Annex B.

Valuation:

Valuation Date:	For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

3

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Settlement Terms:

Settlement:	Any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction, in each case at the election of Counterparty as set forth in the Settlement Notice.

Settlement Notice:	Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 90th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares as of the Maturity Date (provided that if the Maturity Date occurs during the period from, and including, the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement to, and including, the related Relevant Settlement Date, then the provisions set forth in the third paragraph of the heading “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	As of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii)    Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty

4

is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets (including, without limitation, from any applicable utilities commission), and any governmental consents (including, without limitation, from any applicable utilities commission) that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A)	to all of the Settlement Shares designated in such Settlement Notice if, at any time from, and including, the date such Settlement Notice is received by Dealer to, and including the related First Unwind Date, (I) the trading price per Share on the Exchange (as determined by Dealer) is below USD[ ][1] (the “Threshold Price”) or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its hedge position in respect of (i) the portion of the Transaction represented by such Settlement Shares and (ii) the portion of the “Transaction” represented by any “Settlement Shares,” each as defined under the confirmation dated as of March 27, 2018 between Dealer and Counterparty relating to a substantially identical forward transaction with respect to 10,000,000 Shares (the “Base Confirmation”), and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act

[1]	To be 50% of the initial Forward Price

5

and (B) based on the advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)	to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in the third paragraph opposite “Early Valuation Date” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a) of the Equity Definitions, on the Physical Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares.

Physical Settlement Date:	The Valuation Date.

Net Share Settlement:	On the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

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Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to the Forward Cash Settlement Amount divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, the weighted average of the Forward Prices on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement or Net Share Settlement, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with such Settlement, as determined by the Calculation Agent), plus USD0.02.

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period shall be at Dealer’s sole discretion. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith and reasonable judgment and based on the advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement, the Physical Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

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Share Adjustments:

Potential Adjustment Events:	Notwithstanding Section 11.2(e)(iii) of the Equity Definitions, an Extraordinary Dividend shall not constitute a Potential Adjustment Event. None of the following shall be a Potential Adjustment Event: the issuance of stock options, warrants, restricted stock or restricted stock units in the ordinary course, in each case, pursuant to Counterparty’s employee or director benefit plans; and the issuance of stock under Counterparty’s direct stock purchase and dividend reinvestment plans. For the avoidance of doubt, Counterparty’s proposed issuance of stock in connection with the proposed merger as set forth in the Agreement and Plan of Merger, dated as of January 2, 2018 by and among Counterparty and the parties thereto, as may be amended from time to time shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:	Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter).

Regular Dividend Amount:	For each calendar quarter, as set forth on Annex B.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” in the third line thereof with “15%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re- listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:

Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of

8

or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date; and (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	25 basis points per annum

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	200 basis points per annum

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:

Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event, the declaration by Counterparty of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position, an Excess FPA Ownership Position, an NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of an ISDA Event that is an Event of Default or

9

Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, other than as set forth in the third immediately following paragraph, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Settlement shall be the Number of Shares on the Early Valuation Date; provided that Dealer may designate more than one Early Valuation Date, each such Early Valuation Date relating to a number of Settlement Shares designated by Dealer.

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date; provided that Dealer may designate more than one Early Valuation Date, each such Early Valuation Date relating to a portion of the Remaining Shares designated by Dealer.

In addition, in the event of the declaration by Counterparty of a Retroactively Declared Extraordinary Dividend, Dealer shall make such adjustment to the relevant number of Settlement Shares, Net Share Settlement Amount or Forward Cash Settlement Amount, as the case may be, to take into account the economic effect of such Retroactively Declared Extraordinary Dividend. “Retroactively Declared Extraordinary Dividend” means any Extraordinary Dividend for which the relevant ex-dividend date occurs concurrently with, or prior to, the declaration by Counterparty of such Extraordinary Dividend.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:

(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the

10

Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as reasonably determined by the Calculation Agent.

Hedging Event:	(i) A Loss of Stock Borrow, (ii) an Increased Cost of Stock Borrow in connection with which Counterparty does not elect, and so notify the Hedging Party of its election within the required time period, to either amend the Transaction pursuant to Section 12.9(b)(v)(A) of the Equity Definitions, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) of the Equity Definitions, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	On any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

Unwound Shares:	For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its hedge position in respect of the Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements	Applicable

Regarding Hedging Activities:

Additional Acknowledgements:	Applicable

Transfer:

Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under the Transaction, in whole or in part, to an affiliate of Dealer whose obligation is guaranteed by an affiliated guarantor that customarily guarantees obligations of Dealer pursuant to a customary guarantee by such guarantor used in similar transactions without the consent of Counterparty; provided that (1)(a) such assignee or transferee is organized under the laws of the United States or any State thereof; (b) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (c) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer, and (e) the senior unsecured debt rating (the “Credit Rating”) of such affiliate (or any guarantor of its obligations under the Transaction) is equal to or greater than the Credit Rating of Dealer as specified by Standard and Poor’s Rating

11

Services or Moody’s Investor Service, Inc., at the time of such assignment or transfer. In connection with any assignment or transfer pursuant to the immediately preceding sentence, the assignee or transferee shall deliver to Counterparty a properly executed IRS Form W-9 or Form W-8 (together with all necessary attachments) establishing an exemption from backup withholding under the Internal Revenue Code of 1986, as amended (the “Code”). For the avoidance of doubt, any such guarantee shall not be a Credit Support Document hereunder, and any such guarantor shall not be a Credit Support Provider hereunder.

Calculation Agent:	Dealer; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the Defaulting Party, Counterparty shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Counterparty Payment Instructions:	To be provided by Counterparty

Dealer Payment Instructions:	[JPMorgan Chase Bank, NY

For A/C Goldman Sachs & Co. LLC

A/C #930-1-011483

ABA: 021-000021]2

[Bank of New York

021000018

SWIFT: IRVTUS3N

Credit Suisse Capital LLC

a/c # 8901148822

BIC CSFBUS3L]3

Counterparty’s Contact Details	To be provided by Counterparty

for Purpose of Giving Notice:

Dealer’s Contact Details	[Goldman Sachs & Co. LLC
for Purpose of Giving Notice:	200 West Street

New York, NY 10282-2198

Attention: Simon Watson, Equity Capital Markets

Telephone: 212-902-2317

Facsimile: 212-256-5738

Email: simon.watson@ny.ibd.email.gs.com

With a copy to:

Attention: Daniel Josephs, Equity Capital Markets

[2]	Insert for GS.
[3]	Insert for CS (to be confirmed with CS).

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Telephone: 212-902-8193

Facsimile: 917-977-3943

Email: daniel.josephs@ny.ibd.email.gs.com

And email notification to the following address:

Eq-derivs-notifications@am.ibd.gs.com]4

[Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

For payments and deliveries:

Telephone No.: (212) 325-8678 / (212) 325-3213

Facsimile No.: (212) 325-8175

For all other communications:

Telephone No.: (212) 538-6040

Facsimile No.: (917) 326-8603

Email: list.elo-equ-der@credit-suisse.com]5

3.	Effectiveness.

The effectiveness of this Confirmation and the Transaction shall be subject to the following conditions:

(a) the representations and warranties of Counterparty contained in the Underwriting Agreement dated March 27, 2018 among Counterparty and Dealer, [    ], as representatives of the Underwriters party thereto (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date;

(b) Counterparty shall have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date;

(c) all of the conditions set forth in Section 5 of the Underwriting Agreement shall have been satisfied;

(d) the Option Closing Date (as defined in the Underwriting Agreement) shall have occurred as provided in the Underwriting Agreement;

(e) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date;

(f) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Section 6 hereof; and

(g) Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of the Transaction, will be validly issued, fully paid and nonassessable.

[4]	Insert for GS.
[5]	Insert for CS (to be confirmed by CS).

13

Notwithstanding the foregoing or any other provision of this Confirmation, if (x) on or prior to 9:00 a.m., New York City time, on the date the Option Closing Date (as defined in the Underwriting Agreement) is scheduled to occur, Dealer, in its commercially reasonable judgment, is unable to borrow and deliver for sale the Full Number of Shares or (y) in Dealer’s commercially reasonable judgment, it would incur a stock loan cost of more than 50 basis points per annum with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of this Confirmation and the Transaction shall be limited to the number of Shares Dealer may borrow at a cost of not more than 50 basis points per annum (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero.

4.     Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into the Transaction hereunder as principal and not for the benefit of any third party.

5.     Additional Representations and Warranties of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)    it will not take any action or refrain from taking any action that would limit or in any way adversely affect Dealer’s rights under the Agreement or this Confirmation; provided that the parties acknowledge and agree that in no event will Counterparty exercising its rights under this Agreement or this Confirmation be deemed to adversely affect Dealer’s rights under the Agreement or this Confirmation;

(c)    it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Number of Shares plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(d)    it will not repurchase any Shares if, immediately following such repurchase, the sum of (x) the Number of Shares hereunder and (y) the “Number of Shares” as such term is defined in the Base Confirmation would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(e)    it is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(f)    neither it nor any of its officers, directors, managers or similar persons is aware of any material non- public information regarding itself or the Shares; it is entering into this Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting the Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

14

(g)    it is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)    no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares;

(i)    as of the Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(j)    it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k)    it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(l)    IT UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.     Additional Covenants of Counterparty.

(a)    Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Physical Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b)    Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting the Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with the Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

15

(c)    Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)    Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default, a Potential Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e)    Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. However, the foregoing shall not (a) limit Counterparty’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (b) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions or (e) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Counterparty, and in connection with any such purchase under (a) through (e) above, Counterparty will be deemed to represent to Dealer that such purchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18).

(f)    Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g)    During any Unwind Period, Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, to the extent permitted by applicable law, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

16

7.     Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Physical Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.     Additional Provisions.

(a)    Dealer acknowledges and agrees that Counterparty’s obligations under the Transaction are not secured by any collateral and that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

(b) The parties hereto intend for:

(i)    the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)    the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)    all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)    any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

(c)    Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Physical Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Agreement a number of Shares greater than [             ]6 Shares (as adjusted for stock splits and similar events) (the “Capped Number”). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise

[6]	To be two times the Number of Shares

17

deliverable as a result of this Section 8(c) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transaction.

(d)    The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Dealer to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(e)    The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(f)    [Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Dealer at 200 West Street, New York, New York 10282- 2198, Telephone No. (212) 902-1981, Facsimile No. (212) 428-1980/1983.]7

(g)    [As a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), Credit Suisse Securities (USA) LLC in its capacity as Agent will be responsible for (i) effecting the Transaction, (ii) issuing all required confirmations and statements to Dealer and Counterparty, (iii) maintaining books and records relating to the Transaction as required by Rules 17a-3 and 17a-4 under the Exchange Act and (iv) unless otherwise requested by Counterparty, receiving, delivering, and safeguarding Counterparty’s funds and any securities in connection with the Transaction, in compliance with Rule 15c3-3 under the Exchange Act.

(h)    Credit Suisse Securities (USA) LLC is acting in connection with the Transaction solely in its capacity as Agent for Dealer and Counterparty pursuant to instructions from Dealer and Counterparty. Credit Suisse Securities (USA) LLC shall have no responsibility or personal liability to Dealer or Counterparty arising from any failure by Dealer or Counterparty to pay or perform any obligations hereunder, or to monitor or enforce compliance by Dealer or Counterparty with any obligation hereunder, including without limitation, any obligations to maintain collateral. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction. Credit Suisse Securities (USA) LLC shall otherwise have no liability in respect of the Transaction, except for its gross negligence or willful misconduct in performing its duties as Agent.

(i)    Dealer is an “OTC derivatives dealer” as such term is defined in the Exchange Act and is an affiliate of a broker-dealer that is registered with and fully-regulated by the SEC, Credit Suisse Securities (USA) LLC. Dealer is not a member of the SIPC (Securities Investor Protection Corporation).

(j)    Any and all notices, demands, or communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent at the following address:

[7]	Insert for GS.

18

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

For payments and deliveries:

Telephone No.: (212) 325-8678 / (212) 325-3213

Facsimile No.: (212) 325-8175

For all other communications:

Telephone No.: (212) 538-6040

Facsimile No.: (917) 326-8603

Email: list.elo-equ-der@credit-suisse.com

(k)    The date and time of the Transaction will be furnished by the Agent to Dealer and Counterparty upon written request.

(l)    The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]8

(m) Counterparty acknowledges that:

(i)    during the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)    Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)    Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price;

(iv)    any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price, each in a manner that may be adverse to Counterparty; and

(v)    the Transaction is a derivatives transaction; Dealer may purchase or sell Shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the Transaction.

9.     Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under the Transaction, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby. Counterparty

[8]	Insert for CS.

19

will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction or Dealer’s material breach of this Agreement or this Confirmation. In addition, Counterparty will reimburse any Indemnified Party for all reasonable and documented expenses (including reasonable and documented fees and expenses of one counsel per relevant jurisdiction) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. The provisions of this Section 9 shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the Agreement or this Confirmation shall inure to the benefit of any permitted assignee of Dealer.

10.     Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, and after taking into account any Shares concurrently deliverable to Dealer pursuant to the Base Confirmation, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”) and (y) [             ]9 Shares (such number of Shares, the “Threshold Number of Shares” and such condition, an “Excess NYSE Ownership Position”), (ii) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares (an “Excess FPA Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Article 14 of the Virginia Stock Corporate Act or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not, after taking into account any Shares concurrently deliverable to Dealer pursuant to the Base Confirmation, result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess FPA Ownership Position or an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11.     Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the

[9]	To be 4.9% of the outstanding Shares as of the Trade Date.

20

Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty; provided, further, that Counterparty may disclose any such information if required by applicable law, regulatory body, or court order.

12.     Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.     Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Confirmation and all matters arising in connection with the Agreement and this Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

14.     Set-Off.

(a)    The parties agree that upon the occurrence of the designation or deemed designation of an Early Termination Date as a result of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give prompt notice to the other party of any set-off effected under this Section 14.

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14 shall be effective to create a charge or other security interest. This Section 14 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b)    Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

15.     Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

16.     Submission to Jurisdiction. Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:

21

“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to the Agreement and/or the Transaction, or for recognition and enforcement of any judgment in respect thereof (each, “Proceedings”), to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in this Confirmation or the Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under the Agreement or this Confirmation, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

17.     Counterparts. This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.

18.     Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to receive or deliver cash or other assets in respect of the settlement of the Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the Trade Date (including, for the avoidance of doubt, where Counterparty elects Cash Settlement).

19.     Other Forwards. Dealer acknowledges that Counterparty has entered into a substantially identical forward transaction for the Shares on the date hereof (the “Other Additional Forward”) with [Credit Suisse Capital LLC][Goldman Sachs & Co. LLC] (the “Other Forward Counterparty”). Dealer and Counterparty agree that if Counterparty designates a Relevant Settlement Date with respect to the Other Additional Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for the Other Additional Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period of the first Exchange Business Day and length of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the [first]10 [second]11 Exchange Business Day of such Overlap Unwind Period.

Dealer additionally acknowledges that Counterparty has entered into a substantially identical forward transaction with respect to 10,000,000 Shares pursuant to a confirmation dated as of March 27, 2018 (the “Other Base Confirmation”) with the Other Forward Counterparty. Dealer and Counterparty agree that if Counterparty designates a Relevant Settlement Date under the Other Base Confirmation for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under the Other Base Confirmation coincides, or would coincide if not for the provisions set forth under clause (y) below, for any period of time with an Unwind Period for the Transaction (such period, the “Other Matching Unwind Period”), then Counterparty shall notify Dealer prior to the commencement of such Other Matching Unwind Period of the first Exchange Business Day and the length of such Other Matching Unwind Period and (x) if (and for so long as) the Other Matching Unwind Period also coincides for any period of time with an Unwind Period under the Base Confirmation, Dealer shall only be permitted

[10]	Insert for GS.
[11]	Insert for CS.

22

to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during the Other Matching Unwind Period, commencing on the [first]12 [second]13 Exchange Business Day of such Other Matching Unwind Period and (y) in all other cases (including, for the avoidance of doubt, if the Unwind Period for the Transaction coincides for any period of time with the Overlap Unwind Period and the Other Matching Unwind Period but not with an Unwind Period under the Base Confirmation), for the duration of the Other Matching Unwind Period, the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the date the Other Matching Unwind Period ends. Counterparty shall promptly notify Dealer of the end of any Other Matching Unwind Period.

20.     [Tax Disclosure. “Tax” and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (A) any tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) and (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement. Counterparty acknowledges and agrees that Dealer may, at its discretion, treat the Transactions as a “specified notional contract” under Section 871(m) of the Code.]14

[12]	Insert for GS.
[13]	Insert for CS.
[14]	Insert for CS.

23

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to [Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83]15 [Dealer]16.

Yours faithfully,

[GOLDMAN SACHS & CO. LLC

By:
Name:
Title:]

[CREDIT SUISSE CAPITAL LLC

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC, as Agent

By:
Name:
Title:]

Agreed and accepted by:

DOMINION ENERGY, INC.

By:
Name:
Title:

[15]	Insert for GS.
[16]	Insert for CS.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)    all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)    as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c)    as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)    in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Relevant Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

ANNEX B

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
May 31, 2018	USD0.835
September 6, 2018	USD0.835
December 6, 2018	USD0.835

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to December 31, 2018:	USD0.835

1